Green Brick Partners Second Quarter 2016 Investor Call Presentation August 8, 2016 Exhibit 99.2

1 Forward-looking statements This presentation and the oral statements made by representatives of the Company during the course of this presentation that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. Although the Company believes that the assumptions underlying these statements are reasonable, individuals considering such statements for any purpose are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Company’s business prospects and performance, causing actual results to differ from those discussed during the presentation, and any such difference may be material. Factors that could cause actual results to differ from those anticipated are discussed in the Company’s annual and quarterly reports filed with the SEC. Any forward-looking statements made are subject to risks and uncertainties, many of which are beyond management’s control. These risks include the risks described in the Company’s filings with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements are made only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. The Company presents Basic Adjusted EPS and Diluted Adjusted EPS and Basic and Diluted Adjusted weighted-average number of shares outstanding, Income before taxes attributable to GRBK and Adjusted Homebuilding Gross Margin. The Company believes these and similar measures are useful to management and investors in evaluating its operating performance and financing structure. The Company also believes these measures facilitate the comparison of their operating performance and financing structure with other companies in the industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

 Jim Brickman − Chief Executive Officer − Over 35 years in real estate development and homebuilding − Co-founded JBGL with Greenlight Capital in 2008. JBGL was merged into Green Brick in 2014 − Previously served as Chairman and CEO of Princeton Homes and Princeton Realty Corp.  Rick Costello − Chief Financial Officer − Over 25 years of financial and operating experience in all aspects of real estate management − Previously served as CFO and COO of GL Homes, as AVP of finance of Paragon Group and as an auditor for KPMG Management presenters 2

Second quarter 2016 highlights 3  Second quarter pre-tax income attributable to Green Brick of $11 million was up 85% from the same period in 2015  Best home sale revenues in our company’s history, with closings valued at $93.7 million in the quarter  Year-to-date home closing revenues were up 46% more than the first half of 2015  Total revenue in the quarter was $98.9 million, up 37% from the same period of 2015  Our units in backlog increased to a record 307 homes  Backlog at June 30, 2016 is now at approximately $140.3 million, up 59% from year-end  Net new orders increased 38% during the first 2 quarters of 2016 compared to the first half of 2015

TX G Green Brick at a glance  Uniquely structured residential land development and homebuilding company − We build and deliver homes through our current builders in which we own a 50% controlling interest − We sell lots and provide lot acquisition and vertical construction financing to our controlled builders  Currently focused on the high growth metropolitan areas of Dallas and Atlanta  Attractive land position of ~4,500 well-located residential lots as of June 30, 2016 − Over 80% of our residential lots are owned − Virtually all of our owned lots are owned at corporate level vs. at the controlled builder level Products offered Townhomes, single family Single family Luxury homes Townhomes, contractor on luxury homes Townhomes, single family, luxury homes 4 Dallas CB JENI Normandy Homes Southgate Homes Centre Living Homes Atlanta The Providence Group Controlled builders

5 Housing starts are highly correlated to jobs and we build in two of the highest job growth markets.

We are less than 1.5% of the starts in two of the fastest growing housing markets, giving us significant opportunity for growth. 6

7 Dallas market continues 5-year expansion but still well below prior peak

8 GRBK has over 2,800 lots in Dallas where the market continues its 7-year trend of constrained supply

9 Atlanta market also continues to expand but still well below prior peak

GRBK has one of the lowest debt-to-capital ratios amongst public builders  GRBK net debt to capital is under 11% versus an average 39% for covered public builders  GRBK’s eventual target is approximately 35%. 10 Citi Research data is as of June 30, 2016; “Net Debt” equals Total Debt minus Cash

2nd quarter 2016 financial highlights  Q2 2016 versus Q2 2015: - Net new orders increased by 41% - Home sales revenues increased by 55% - Average sales price of homes delivered increased by 19% - Dollar value of units in backlog increased by 37% - Average sales price of units in backlog increased by 11% to over $457,000  Year-to-date 2016 versus year-to-date 2015: - Net new orders increased by 38% - Home sales revenues increased by 46% 11

 We are a uniquely structured company that combines residential land development and homebuilding with strong sponsor ownership and controlling interests in our aligned homebuilders. Corporate structure 12 50%50%50%50% 100%

Key takeaways  Significant growth opportunities exist in Dallas and Atlanta ̶ two of the most attractive homebuilder markets in the U.S.  We have the balance sheet and management team to support significant growth  Proven success in executing our growth strategy with our controlled and aligned builders  Our operating model and low leverage results in superior risk adjusted returns. 13

Non-GAAP Reconciliation 14 (Unaudited, in thousands, except per share amounts) Three Months Ended June 30, 2016 Six Months Ended June 30, 2016 Basic Adjusted EPS Net income attributable to Green Brick — basic $6,743 $9,837 Income tax provision attributable to Green Brick $4,213 $5,636 Pre-tax income $10,956 $15,437 Adjusted weighted-average number of shares outstanding — basic 48,894 48,852 Basic Adjusted EPS $0.22 $0.32 Diluted Adjusted EPS Net income attributable to Green Brick — diluted $6,743 $9,837 Income tax provision attributable to Green Brick $4,213 $5,636 Pre-tax income $10,956 $15,473 Adjusted weighted-average number of shares outstanding — diluted 48,894 48,852 Diluted Adjusted EPS $0.22 $0.32 Homebuilding Gross Margin $21,733 $36,432 Add back: Capitalized interest charged to cost of sales 648 1,625 Adjusted Homebuilding Gross Margin $22,381 $38,057 Adjusted EPS Reconciliation and Adjusted Homebuilding Gross Margin